Facebook Reports First Quarter 2020 Results

MENLO PARK, Calif. – April 29, 2020 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter ended March 31, 2020.

"Our work has always been about helping you stay connected with the people you care about," said Mark Zuckerberg, Facebook founder and CEO. "With people relying on our services more than ever, we're focused on keeping people safe, informed and connected."

Response to COVID-19 Pandemic

In response to the COVID-19 pandemic, Facebook is supporting the global public health community's work to ensure everyone has access to accurate information. We are also working to address the long-term impacts of the crisis by supporting industries in need and making it easier for people to find and offer help in their communities. We have committed over $300 million to date in investments to help our broader community during the crisis, including creating a $100 million grant program to help small businesses and investing $100 million to support the news industry.

We launched a COVID-19 information center on Facebook to provide real-time information, health and well-being tips, and the ability to offer and ask for help. We are also matching $20 million in donations to support COVID-19 relief efforts, providing health organizations with free ads and tools to track the pandemic, offering Workplace to government and emergency organizations for free, and donating $25 million to support healthcare workers on the front lines.

To help people stay connected as a record number of people use our services, we are making our apps more efficient and adding capacity, while also prioritizing enhancements in key services, such as real-time video experiences and live game-streaming.

First Quarter 2020 Financial Highlights

	Three Months Ended March 31,		Year-over-Year % Change
In millions, except percentages and per share amounts	2020	2019 (1)
Revenue:
Advertising	$17,440	$14,912	17%
Other	297	165	80%
Total revenue	17,737	15,077	18%
Total costs and expenses	11,844	11,760	1%
Income from operations	$5,893	$3,317	78%
Operating margin	33%	22%
Provision for income taxes	$959	$1,053	(9)%
Effective tax rate	16%	30%
Net income	$4,902	$2,429	102%
Diluted earnings per share (EPS)	$1.71	$0.85	101%
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(1) Includes a $3.0 billion legal expense accrued in the first quarter of 2019 related to our settlement with the U.S. Federal Trade Commission (FTC).

First Quarter 2020 Operational and Other Financial Highlights

•	Facebook daily active users (DAUs) – DAUs were 1.73 billion on average for March 2020, an increase of 11% year-over-year.

•	Facebook monthly active users (MAUs) – MAUs were 2.60 billion as of March 31, 2020, an increase of 10% year-over-year.

•	Family daily active people (DAP) – DAP was 2.36 billion on average for March 2020, an increase of 12% year-over-year.

•	Family monthly active people (MAP) – MAP was 2.99 billion as of March 31, 2020, an increase of 11% year-over-year.

•	Capital expenditures – Capital expenditures, including principal payments on finance leases, were $3.66 billion for the first quarter of 2020.

•
Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $60.29 billion as of March 31, 2020. Following the end of the quarter, we entered into an agreement to invest in Jio Platforms Limited, a subsidiary of Reliance Industries Limited, for approximately $5.7 billion, and we paid the $5.0 billion settlement amount due under our modified consent order with the FTC, which took effect in April 2020.

•	Headcount – Headcount was 48,268 as of March 31, 2020, an increase of 28% year-over-year.

Impact of COVID-19 on Outlook

Our business has been impacted by the COVID-19 pandemic and, like all companies, we are facing a period of unprecedented uncertainty in our business outlook. We expect our business performance will be impacted by issues beyond our control, including the duration and efficacy of shelter-in-place orders, the effectiveness of economic stimuli around the world, and the fluctuations of currencies relative to the U.S. dollar.

•
Engagement – Our community metrics, including Facebook DAUs and MAUs and Family MAP and DAP, reflect increased engagement as people around the world sheltered in place and used our products to connect with the people and organizations they care about. We expect that we will lose at least some of this increased engagement when various shelter-in-place restrictions are relaxed in the future.

•
Revenue – We experienced a significant reduction in the demand for advertising, as well as a related decline in the pricing of our ads, over the last three weeks of the first quarter of 2020. Due to the increasing uncertainty in our business outlook, we are not providing specific revenue guidance for the second quarter or full-year 2020, but rather a snapshot on revenue performance in the second quarter thus far. After the initial steep decrease in advertising revenue in March, we have seen signs of stability reflected in the first three weeks of April, where advertising revenue has been approximately flat compared to the same period a year ago, down from the 17% year-over-year growth in the first quarter of 2020. The April trends reflect weakness across all of our user geographies as most of our major countries have had some sort of shelter-in-place guidelines in effect.

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Total expenses – We expect to realize operational expense savings in certain areas such as travel, events, and marketing as well as from slower headcount growth in our business functions. However, we plan to continue to invest in product development and to recruit technical talent. In addition, we have committed over $300 million to date in investments to help our broader community during the crisis, which will have an impact on our financial performance this year. As a result, we expect total expenses in 2020 to be between $52-56 billion, down from the prior range of $54-59 billion. While this reflects a moderate reduction in the planned growth rate of total expenses, our overall expense growth in the face of expected revenue weakness will have a negative impact on 2020 operating margins.

•
Capital expenditures – Our significant investments in infrastructure over the past four years have served us well during this period of high user engagement. We plan to continue to grow our capex investments to enhance and expand our global infrastructure footprint over the long term. In 2020, we expect capital expenditures to be approximately $14-16 billion, down from the prior range of $17-19 billion. This reduction reflects a significant decrease in our construction efforts globally related to shelter-in-place orders. Given the strong engagement growth and related demands on our infrastructure, this year's capex reduction should be viewed as a deferral into 2021 rather than savings.

•	Tax rates – We expect our full-year 2020 tax rate will be in the high-teens, although we may see fluctuations in our quarterly rate depending on our financial results.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 2865867.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook's mission is to give people the power to build community and bring the world closer together. People use Facebook's apps and technologies to connect with friends and family, find communities and grow businesses.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Ryan Moore
press@fb.com / newsroom.fb.com

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of the COVID-19 pandemic on our business and financial results; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 30, 2020, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. In addition, please note that the date of this press release is April 29, 2020, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three months ended March 31, 2020 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment, net; Principal payments on finance leases. We subtract both net purchases of property and equipment and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2020	2019 (1)
Revenue	$17,737	$15,077
Costs and expenses:
Cost of revenue	3,459	2,816
Research and development	4,015	2,860
Marketing and sales	2,787	2,020
General and administrative	1,583	4,064
Total costs and expenses	11,844	11,760
Income from operations	5,893	3,317
Interest and other income (expense), net	(32)	165
Income before provision for income taxes	5,861	3,482
Provision for income taxes	959	1,053
Net income	$4,902	$2,429
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$1.72	$0.85
Diluted	$1.71	$0.85
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,851	2,856
Diluted	2,868	2,869
Share-based compensation expense included in costs and expenses:
Cost of revenue	$94	$87
Research and development	999	723
Marketing and sales	149	113
General and administrative	93	87
Total share-based compensation expense	$1,335	$1,010
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(1) Includes a $3.0 billion legal expense accrued in the first quarter of 2019 related to our settlement with the FTC.

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$23,618	$19,079
Marketable securities	36,671	35,776
Accounts receivable, net of allowances of $370 and $206 as of March 31, 2020 and December 31, 2019, respectively	7,289	9,518
Prepaid expenses and other current assets	1,771	1,852
Total current assets	69,349	66,225
Property and equipment, net	37,127	35,323
Operating lease right-of-use assets, net	9,359	9,460
Intangible assets, net	838	894
Goodwill	18,811	18,715
Other assets	2,887	2,759
Total assets	$138,371	$133,376

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$829	$1,363
Partners payable	712	886
Operating lease liabilities, current	835	800
Accrued expenses and other current liabilities	12,446	11,735
Deferred revenue and deposits	247	269
Total current liabilities	15,069	15,053
Operating lease liabilities, non-current	9,509	9,524
Other liabilities	8,489	7,745
Total liabilities	33,067	32,322
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	46,688	45,851
Accumulated other comprehensive loss	(544)	(489)
Retained earnings	59,160	55,692
Total stockholders' equity	105,304	101,054
Total liabilities and stockholders' equity	$138,371	$133,376

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$4,902	$2,429
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,597	1,355
Share-based compensation	1,335	1,010
Deferred income taxes	477	183
Other	6	6
Changes in assets and liabilities:
Accounts receivable	2,046	1,070
Prepaid expenses and other current assets	(29)	84
Other assets	(16)	41
Accounts payable	(44)	(96)
Partners payable	(169)	(1)
Accrued expenses and other current liabilities	980	3,154
Deferred revenue and deposits	(16)	(4)
Other liabilities	(68)	77
Net cash provided by operating activities	11,001	9,308
Cash flows from investing activities
Purchases of property and equipment, net	(3,558)	(3,837)
Purchases of marketable securities	(7,884)	(6,603)
Sales of marketable securities	2,764	1,512
Maturities of marketable securities	4,644	2,210
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(33)	(50)
Other investing activities, net	(42)	—
Net cash used in investing activities	(4,109)	(6,768)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(690)	(512)
Repurchases of Class A common stock	(1,250)	(613)
Principal payments on finance leases	(100)	(125)
Net change in overdraft in cash pooling entities	(80)	(177)
Other financing activities, net	98	4
Net cash used in financing activities	(2,022)	(1,423)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(222)	(44)
Net increase in cash, cash equivalents, and restricted cash	4,648	1,073
Cash, cash equivalents, and restricted cash at beginning of the period	19,279	10,124
Cash, cash equivalents, and restricted cash at end of the period	$23,927	$11,197

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$23,618	$11,076
Restricted cash, included in prepaid expenses and other current assets	137	10
Restricted cash, included in other assets	172	111
Total cash, cash equivalents, and restricted cash	$23,927	$11,197

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2020	2019
Supplemental cash flow data
Cash paid for income taxes, net	$209	$682
Non-cash investing activities:
Acquisition of businesses in accrued expenses and other liabilities	$148	$—
Property and equipment in accounts payable and accrued liabilities	$1,603	$1,617

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended March 31,
	2020	2019
GAAP revenue	$17,737	$15,077
Foreign exchange effect on 2020 revenue using 2019 rates	275
Revenue excluding foreign exchange effect	$18,012
GAAP revenue year-over-year change %	18%
Revenue excluding foreign exchange effect year-over-year change %	19%
GAAP advertising revenue	$17,440	$14,912
Foreign exchange effect on 2020 advertising revenue using 2019 rates	274
Advertising revenue excluding foreign exchange effect	$17,714
GAAP advertising revenue year-over-year change %	17%
Advertising revenue excluding foreign exchange effect year-over-year change %	19%

Net cash provided by operating activities	$11,001	$9,308
Purchases of property and equipment, net	(3,558)	(3,837)
Principal payments on finance leases	(100)	(125)
Free cash flow	$7,343	$5,346